As filed with the Securities and Exchange Commission on March 6, 1997
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                            -------------------------


                                Bell Sports Corp.
             (Exact name of Registrant as specified in its charter)

                            -------------------------


            Delaware                                            36-3671789
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

 15170 North Hayden Rd., Suite 1                                  85260
       Scottsdale, Arizona                                      (Zip Code)
 (Address of Principle Executive
            Offices)

 Restated and Amended Bell Sports Corp. 1993 Outside Directors Stock Option Plan
                            (Full Title of the Plan)

               Howard A. Kosick                                 Copies to:
 Executive Vice President, Chief Financial Officer,        Larry A. Barden, Esq.
             Secretary and Treasurer                          Sidley & Austin
                   Bell Sports Corp.                    One First National Plaza
      15170 North Hayden Rd., Suite 1                    Chicago, Illinois 60603
          Scottsdale, Arizona  85260
                 (212) 281-1200
 (Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
Title of Securities to    Amount to be             Proposed Maximum         Proposed Maximum          Amount of
be Registered             Registered               Offering Price Per       Aggregate Offering        Registration Fee
                                                   Share                    Price
------------------------------------------------------------------------------------------------------------------------------
Common Stock,                  70,000 shares             $5.0625 (1)              $354,375(1)                  $107.39
$.01 par value
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock                70,000 rights                 (2)                      (2)                       (2)
Purchase Rights
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rule 457(c) thereunder, based on $5.0625, the average of the high and low prices of the Common Stock on March 3, 1997, as reported in the consolidated reporting system.

(2) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
--------------------------------------------------------------------------------

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

                  The following documents heretofore filed (file number 0-19873) with the Securities and Exchange Commission (the "Commission") by Bell Sports Corp. (the "Company") are incorporated herein by reference:

                  (a) the Company's Annual Report on Form 10-K for the year ended June 29, 1996;

                  (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 28 and December 28, 1996;

                  (c) the description of the common stock, $.01 par value, of the Company (the "Common Stock") contained in the Registration Statement on Form 8-A filed by the Company with the Commission, including any amendments or reports filed for the purpose of updating such description; and

                  (d) the description of the Preferred Stock Purchase Rights of the Company (the "Rights") contained in the Registration Statements on Form 8-A and Form 8-A/A filed by the Company with the Commission, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

                  Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

                  The Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that a director, officer, employee, representative or agent of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, officer, employee, representative or agent of the Company except for liability (i) for any breach of such person's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware GCL (unlawful payment of dividends) or (iv) for any transaction from which such person derived an improper personal benefit. It further provides that if the Delaware GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees, representatives or agents, then the liability of such persons will be eliminated or limited to the fullest extent permitted by the Delaware GCL as so amended.

                  The Restated Certificate of Incorporation provides indemnification for directors, officers, employees, representatives and agents to the full extent permitted by the Delaware GCL, except that the Company is not obligated to indemnify any such person with respect to proceedings initiated or brought voluntarily by any such person. It also provides for the advancement to indemnified persons of litigation expenses.

                  The Restated Certificate of Incorporation states that the indemnification previously described is not deemed exclusive and it permits the Company to insure its directors, officers, employees, representatives and agents against certain liabilities without regard to whether they may be indemnified under Delaware law.

                  Pursuant to Section 145 and the Restated Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage which insures the Company, its subsidiaries and the elected officers and directors of the Company and its subsidiaries, against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits
         --------

Exhibit
Number   Description of Exhibit
-------  ----------------------

4.1 Restated Certificate of Incorporation of the Company, as amended by the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company and as further amended on June 27, 1995, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 33-94296, is incorporated herein by reference.

4.2 Bylaws of the Company, filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996, are incorporated herein by reference.

4.3 Restated and Amended Bell Sports Corp. 1993 Outside Directors Stock Option Plan, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996, is incorporated herein by reference.

4.4 Stockholders Rights Agreement (the "Rights Agreement") dated as of September 22, 1994 between the Company and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated September 27, 1994, is incorporated herein by reference.

4.5 First Amendment dated February 15, 1995 to the Rights Agreement, filed as Exhibit 4 to the Company's Current Report on Form 8-K dated February 15, 1995, is incorporated herein by reference.

4.6 Indenture, dated as of November 15, 1993, between the Company and Harris Trust and Savings Bank, as Trustee, relating to the Company's 4 1/4% Convertible Subordinated Debentures due 2000, filed as Exhibit 4(1) to the Company's Current Report on Form 8-K dated October 26, 1993, is incorporated herein by reference.

4.7 U.S. $100,000,000 Multicurrency Credit Agreement dated as of February 15, 1996 among the Company, the Guarantors Party thereto, the Banks Party thereto and Harris Trust and Savings Bank, as Agent, filed as Exhibit 10 to the Company's

                  Current Report on Form 10-Q for the quarter ended March 30, 1996, is incorporated herein by reference.

4.8 First Amendment to Credit Agreement dated April 22, 1996 between the Company, the Guarantors party thereto, the Banks party thereto and Harris Trust and Savings Bank, as Agent, filed as Exhibit 10.14 to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 (the "1996 10-K"), is incorporated herein by reference.


4.9 Second Amendment to Credit Agreement dated August 9, 1996 between the Company, the Guarantors party thereto, the Banks party thereto and Harris Trust and Savings Bank, as Agent, filed as Exhibit 10.15 to the 1996 10-K, is incorporated herein by reference.

*5 Opinion of Sidley & Austin as to the legality of the securities being registered.

*23.1 Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*23.2             Consent of Price Waterhouse LLP.

*24               Powers of Attorney
---------------------

*        Filed herewith.


Item 9.  Undertakings
         ------------

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 5th day of March, 1997.


                                               BELL SPORTS CORP.


                                               By: Terry G. Lee
                                                 ----------------
                                                   Terry G. Lee
                                                   Chairman and Chief
                                                   Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of March, 1997.

     Name                                                  Capacity

Terry G. Lee                                 Chairman and Chief
---------------------                        Executive Officer (principal
Terry G. Lee                                 executive officer)


Howard A. Kosick                             Executive Vice President,
---------------------                        Chief Financial Officer,
Howard A. Kosick                             Secretary and Treasurer
                                             (principal financial officer)


Linda K. Bounds                              Vice President, Finance
---------------------                        (principal accounting officer)
Linda K. Bounds


       *                                     Director
---------------------
Harry H. Manko

       *                                     Director
---------------------
Arnold L. Chavkin

       *                                     Director
---------------------
Michael R. Hannon

       *                                     Director
---------------------
Kenneth K. Harkness

       *                                     Director
---------------------
W. Leo Kiley III

       *                                     Director
---------------------
Phillip D. Matthews

       *                                     Director
---------------------
Frederick W. Winter

       *                                     Director
---------------------
Christopher B. Wright


*By  Howard A. Kosick
   ------------------
     Howard A. Kosick
     Attorney-in-Fact

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
             -------------------------------------------------------


Exhibit
Number            Description of Exhibit

4.1 Restated Certificate of Incorporation of the Company, as amended by the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company and as further amended on June 27, 1995, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 33-94296, is incorporated herein by reference.

4.2 Bylaws of the Company, filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996, are incorporated herein by reference.

4.3 Restated and Amended Bell Sports Corp. 1993 Outside Directors Stock Option Plan, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996, is incorporated herein by reference.

4.4 Stockholders Rights Agreement (the "Rights Agreement") dated as of September 22, 1994 between the Company and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated September 27, 1994, is incorporated herein by reference.

4.5 First Amendment dated February 15, 1995 to the Rights Agreement, filed as Exhibit 4 to the Company's Current Report on Form 8-K dated February 15, 1995, is incorporated herein by reference.

4.6 Indenture, dated as of November 15, 1993, between the Company and Harris Trust and Savings Bank, as Trustee, relating to the Company's 4 1/4% Convertible Subordinated Debentures due 2000, filed as Exhibit 4(1) to the Company's Current Report on Form 8-K dated October 26, 1993, is incorporated herein by reference.

4.7 U.S. $100,000,000 Multicurrency Credit Agreement dated as of February 15, 1996 among the Company, the Guarantors Party thereto, the Banks Party thereto and Harris Trust and Savings Bank, as Agent, filed as Exhibit 10 to the Company's Current Report on Form 10-Q for the quarter ended March 30, 1996, is incorporated herein by reference.

4.8 First Amendment to Credit Agreement dated April 22, 1996 between the Company, the Guarantors party thereto, the Banks party thereto and Harris Trust and Savings Bank, as Agent, filed as Exhibit 10.14 to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 (the "1996 10-K"), is incorporated herein by reference.

4.9 Second Amendment to Credit Agreement dated August 9, 1996 between the Company, the Guarantors party thereto, the Banks party thereto and Harris Trust and Savings Bank, as Agent, filed as Exhibit 10.15 to the 1996 10-K, is incorporated herein by reference.

*5 Opinion of Sidley & Austin as to the legality of the securities being registered.

*23.1 Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*23.2             Consent of Price Waterhouse LLP.

*24               Powers of Attorney
---------------------

*        Filed herewith.